EXHIBIT 99.1

CURE Pharmaceutical to Acquire Sera Labs, a Leader in the CBD Industry with Proprietary

Products and Multi-Channel Distribution Platform, in a $20 Million Transaction

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MOU to acquire 100% of privately held Sera Labs for $20 million, which consists primarily of stock with key earn out considerations totaling up to an additional $20 million within two years of completing the acquisition.

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Sera Labs brings to CURE a high-margin, retail and direct-to-consumer business with accelerating sales of its more than 20 products in the health & wellness, beauty, and pets categories and strong traction in both e-commerce and wholesale-to-retail distribution with total food, drug, mass retail doors exceeding 8,850 in the U.S. to date.

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Founded and managed by Nancy Duitch, one of the nation’s prominent female entrepreneurs, Sera Labs has among its leadership top consumer packaged goods industry executives who have helped establish the company as a leader in the CBD sector.

OXNARD, Calif. -- July 28, 2020 -- CURE Pharmaceutical (OTC: CURR), an innovative drug delivery and development company, today announced that it has entered into a Memorandum of Understanding to acquire 100% of privately held Sera Labs for total up-front consideration of $20 million, comprising $19 million in CURE stock at a valuation of $2.75 per share, and $1 million in cash, with an initial, additional commitment of $4 million for working capital in support of accelerating Sera Labs’ growth. The transaction also includes the potential for an earn out of up to $20 million in CURE stock at a valuation of $3.34 per share within two years of the closing of the acquisition, contingent upon Sera Labs achieving certain key financial targets. The structure of the earn out is designed to align risk and reward between CURE stockholders and Sera Labs’ management, with a focus on strong operational alignment and financial execution. The transaction is expected to close, subject to a definitive agreement and customary closing conditions, by the fourth quarter of 2020.

Sera Labs was founded in 2018. Net sales (unaudited) for the most recent quarter ended June 30, 2020, totaled $1.8 million, reflecting a steep sales growth trajectory and early strong reception for its novel products across the CBD-based beauty, health & wellness, and pet product markets. The increase in sales, as projected for the third and fourth quarters and beyond, is subject to this agreement’s new infusion of capital, and attributable to newly signed distribution agreements, the acceptance of additional retailers for CBD, and the explosive growth of Sera Labs’ digital opt-in subscription model, which is just beginning to show rapid growth in line with internal projections.

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“Our acquisition of Sera Labs will add to CURE a growing brand portfolio and monetization platform that fits remarkably well with CURE’s development capabilities, products, and existing market verticals,” said Rob Davidson, CURE Pharmaceutical CEO. “By integrating Sera Labs’ products and processes with those of CURE’s, and leveraging our cGMP manufacturing facility to realize economies of scale, we will drive improved margins and profitability. This acquisition comes on the heels of our most recent pharmacokinetic study, which showed that that our CUREform thin film technology improved cannabidiol bioavailability, and sets the stage for potentially exciting opportunities to apply our innovative dosage forms to Sera Labs’ products. We look forward to joining the forces of the Sera Labs and CURE teams and to Nancy Duitch’s continued leadership at the helm of Sera Labs and as a key member of CURE‘s leadership team upon closing of the transaction.”

BDS Analytics and Arcview Market Research estimate that the U.S. market for hemp-derived CBD products will exceed $20 billion by 2024, representing a 5-year compound annual growth rate of 49 percent. Since the consumer penetration for hemp-derived CBD products in the U.S. is still only 15 percent today, analysts believe a substantial growth market exists, particularly in the area of ingestibles and topicals.

“Sera Labs has quickly become a standout leader in the CBD industry,” said Nancy Duitch, Founder and CEO of Sera Labs. “We attribute our success to capturing a broad distribution network that serves major retailers/distributors and consumers with solution-oriented products and value-driven, trusted brands. The Sera Labs team consists of highly experienced experts who have a track record of creating multiple national brands by utilizing direct-to-consumer marketing to generate recurring revenue. The Sera Labs team has built brands that have generated more than $5 billion in retail sales during the course of their combined careers. We are most excited about the opportunity to vertically integrate with CURE’s domestic cGMP manufacturing and distribution, which will result in a streamlined supply chain. We are confident that with the novel and patented formulation technologies and know-how of CURE, we will be able to accelerate sales growth and achieve consistent profitability much more rapidly than could have been achieved on our own.”

About Sera Labs

Sera Labs is a trusted leader in the health, wellness and beauty sectors of CBD. Sera Labs creates high quality products that use science-backed, proprietary formulations and organic hemp. Its more than 20 products are sold under the brand names SeraRelief™, SeraTopical™, SeraLabs™, Gordon’s Herbals™ and SeraPets™. Sera Labs sells its products at affordable prices, making them easily accessible on a global scale. Strategically positioned in the growth market categories of beauty, health & wellness, and pet care, Sera Labs products are sold in major national drug, grocery chains and mass retailers. The company also sells products under private label to major retailers and multi-level marketers, as well as direct-to-consumer (DTC), via online website orders, including opt-in subscriptions.

For more information visit: www.Seralabshealth.com and follow @theseralabs, or contact: press@theseralabs.com

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About CURE Pharmaceutical Holding Corp.

CURE Pharmaceutical® is the pioneering developer of CUREform™, a patented drug delivery platform that offers a number of unique immediate- and controlled-release drug delivery vehicles designed to improve drug efficacy, safety, and patient experience for a wide range of active ingredients.

CURE’s delivery vehicles include CUREfilm®, an advanced oral thin film; CUREpods™, a novel chewable liquid or solid delivery form; and CUREdrops™, an emulsion technology that can be incorporated into different dosage forms (film, tincture, beverages, etc.), among others.

CURE’s proprietary clinical pipeline includes CUREfilm®Blue (sildenafil to treat erectile dysfunction), and CUREfilm®Canna (THC and CBD). Other OTC wellness products include Vitamin D, BCP Sleep, and Electrolytes. (Visit CURE’s catalog for the complete list.) As a vertically integrated company, CURE’s 25,000 square foot, FDA-registered, NSF® and cGMP-certified manufacturing facility enables it to partner with pharmaceutical and wellness companies worldwide for private and white-labeled production. CURE has partnerships in the U.S., China, Mexico, Canada, Israel, and other markets in Europe.

Forward-Looking Statements

Statements CURE makes in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. CURE intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and is making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements include, without limitation, the ability to successfully market the partnered products, the difficulty in predicting the timing or outcome of related research and development efforts, partnered product characteristics and indications, marketing approvals and launches of other products, the impact of pharmaceutical industry regulation, the impact of competitive products and pricing, the acceptance and demand of new pharmaceutical products, the impact of patents and other proprietary rights held by competitors and other third parties and the ability to obtain financing on favorable terms. The forward-looking statements in this press release reflect the Company’s judgment as of the date of this press release. The Company disclaims any intent or obligation to update these forward-looking statements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of our securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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Investors:

Gary Zwetchkenbaum

Plum Tree Consulting LLC

gzplumtree@gmail.com

516.455.7662

Corporate Communications/Institutional Investors:

Ina McGuinness

investor@curepharma.com

805.427.1372

Media:

Deanne Eagle

deanne@planetcommunications.nyc

917.837.5866

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